As filed with the Securities and Exchange Commission on October 24, 2002

                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                              NETWOLVES CORPORATION
             (Exact name of registrant as specified in its charter)

        New York                                11-2208052
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)                Identification No.)

   4002 Eisenhower Boulevard            Walter M. Groteke,
   Suite 101                            Chairman of the Board and President
   Tampa, Florida  33634                NetWolves Corporation
   (813) 286-8644                       4002 Eisenhower Boulevard, Suite 101
   (Address, including zip code         Tampa, Florida
   and telephone number, including      (813)  286-8644
   area code, of registrant's           (Name, address and telephone number,
   principal executive offices)         including area code, of agent
                                        for service)

                                   Copies to:
                         David H. Lieberman, Esq.
                         Blau, Kramer, Wactlar & Lieberman, P.C.
                         100 Jericho Quadrangle
                         Jericho, New York 11753
                         (516) 822-4820

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box .

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box .

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering .

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box .


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                   Proposed Maximum     Proposed Maximum
Title of Each Class of            Amount to be     Offering Price Per   Aggregate Offering     Amount of
Securities to be Registered       Registered       Security (1)         Price (1)              Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.0033 par value     2,700,000           $.67                 $1,809,000            $167
----------------------------------------------------------------------------------------------------------------

(1)  Estimated  solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.  Pursuant to Rule
     457(c) under the  Securities  Act of 1933,  the proposed  maximum  offering price of each share of the Registrant's Common Stock is estimated to be the average  of the  high  and low sale  prices  of a share  as of a date  five
     business   days   before  the  filing  of  this   Registration   Statement.
     Accordingly, the Registrant has used $.67 as such price per share, which is the average of the high of $.70 and of $.63  reported  by the Nasdaq  Small
     Cap Market on October 21, 2002.

-------------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Subject to Completion, Dated October 24, 2002


The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                2,700,000 Shares

                              NETWOLVES CORPORATION

                                  Common Stock


     The selling stockholders are selling up to 2,700,000 shares of common stock. The shares may be offered directly, through agents on their behalf or through underwriters or dealers.

     We will bear the expenses in connection with the offering, including filing fees and our legal and accounting fees, estimated at $20,000.

     The common stock is quoted on the Nasdaq Small Cap Market under the symbol WOLV. On October 21, 2002, the last reported sales price of the common stock on the Nasdaq Small Cap Market was $.69.

     Investing in our common stock involves risks. See "Risk Factors" beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.







                The date of this prospectus is ___________, 2002.

                                TABLE OF CONTENTS


RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . .3

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . .7

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . .7

PRICE RANGE OF COMMON STOCK. . . . . . . . . . . . . . . . . . .8

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . .8

ABOUT NETWOLVES CORPORATION. . . . . . . . . . . . . . . . . . .8

RECENT ACQUISITION . . . . . . . . . . . . . . . . . . . . . . .9

SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . 10

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . 10

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 11

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

WHERE YOU CAN FIND MORE INFORMATION ABOUT US . . . . . . . . . 11

As used in this prospectus, the terms "we," "us," "our," and "NetWolves" mean NetWolves Corporation, unless we specify otherwise.

We are incorporated under the laws of the state of New York. Our executive offices are located at 4002 Eisenhower Boulevard, Suite 101, Tampa, Florida and our telephone number is (813) 286-8644.

SRM2 is our trademark. All other trademarks mentioned in this prospectus are the property of their respective owners.


You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                  RISK FACTORS

     You should carefully consider the factors described below and other information contained in this prospectus before making a decision to buy our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of future operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please refer to "Forward-Looking Statements" on page 5.

We have a history of operating losses and may continue to experience operating losses.

     We are the successor to Watchdog Patrols, Inc. with whom we merged in June 1998. Our current operations began February 13, 1998 through NetWolves, LLC with the first sales of software products commencing in April 1998. We sustained net losses of $24,326,948 for our fiscal year ended June 30, 2000, $20,631,492 for our fiscal year ended June 30, 2001 and $11,630,610 for our fiscal year ended June 30, 2002. We recognized revenues of $1,423,690 for our fiscal year ended June 30, 2000, $1,425,138 for our fiscal year ended June 30, 2001 and $738,748.
As of June 30, 2002, we had total assets of $3,224,454, working capital of $1,110,257 and shareholders' equity of $1,493,868. We are subject to all the general risks inherent in, and the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing any new business. We are continuing to sustain losses since June 30, 2002 and we cannot guarantee that in the future we will operate at a level sufficient to achieve profitability.

Our continuing operations will require us to raise additional capital which may not be available on terms we find acceptable, if at all.

     Our future operating and capital requirements will depend on many factors, including cash flow from operations, continued progress in our research and development programs, competing technological and market developments, and our ability to market our products successfully and the amount of products ordered and delivered under our agreement with General Electric. There can be no assurance that we will be able to obtain additional funding on terms we deem favorable, if at all. If adequate funds are not available, there would be a material adverse effect on our ability to continue our operations. However, even if we raise sufficient operating capital, there can be no assurances that the net proceeds will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Our success depends on the commercial acceptance of our products by our target markets.

     Our success depends upon our ability to gain market acceptance of our products, which will depend, in part, upon our ability to demonstrate the advantages of our products over other technology offered by other companies. Our target markets are the small to medium sized companies that demand both a connection to the Internet and to Fortune 2000 business partners and enterprise customers which include corporations, government agencies and educational institutions. Our failure to penetrate our target markets and/or engage in substantial sales of our products would have a material adverse effect upon our operations and prospects.

Our products have a risk of errors or failures.

     Our products are very complicated and may contain errors, failures or bugs. In particular, the computer environment is characterized by a wide variety of standard and non-standard configurations and errors, failures and bugs in third party platforms and applications that make pre-release testing for programming or compatibility errors very difficult, time-consuming and expensive. Furthermore, no amount of testing can guarantee that errors, failures or bugs will not be found in new products or releases which we ship commercially. Errors, failures or bugs in our products could result in adverse publicity, in product returns, in loss of or delay in market acceptance of our products or in claims by the customer or others against us, including potential liability if our "firewall" protection does not properly secure transmissions or permits entry of a "virus" which disrupts our client's operations. Alleviating these problems, if they occur, could require significant expenditures of capital and resources and could cause interruptions, delays or cessation of service to our customers. We do not have errors and omissions insurance. Errors, failures or bugs in our products would have a material adverse effect on our business, financial condition and results of operations.

Our stock price may be volatile.

     The stock market in general, and the market for shares of technology companies in particular, have experienced extreme price fluctuations. These price fluctuations are often unrelated to the operating performance of the affected companies. Many technology companies, including our company, have experienced dramatic volatility in the market prices of their common stock. If our future operating results are below the expectations of stock market analysts and investors, our stock price may decline. We cannot be certain that the market price of our common stock will be stable in the future. Our stock price may undergo fluctuations that are material, adverse and unrelated to our performance.

Future sales of a large number of shares of our common stock may cause our stock price to decline.

     Sales of large amounts of our common stock in the public market could adversely affect the market price of the common stock and could impair our future ability to raise capital through offerings of our equity securities. A substantial number of outstanding shares of common stock and shares of common stock issuable upon the exercise of outstanding stock options and warrants will become available for resale in the public market at prescribed times.

     Our common stock is listed and trades on the Nasdaq SmallCap Market. The continued listing of our securities on the Nasdaq SmallCap market is conditioned upon meeting and maintaining certain asset capital surplus and stock price tests. Failure to meet the maintenance criteria for continued listing of our common stock on the Nasdaq SmallCap market would mean that our stock will be listed on the OTC Bulletin Board. In such event, you may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of your common stock.

Our success depends upon protecting our intellectual property.

     Our  success  depends  upon  our  confidential  and  proprietary   software
technology and other intellectual property rights. We rely principally on a combination of:

     --   patents and pending patent applications;

     --   trade secret, copyright and trademark laws;

     -- nondisclosure, use restriction and other contractual restrictions and agreements; and

     --   certain technical measures to ensure the protection of our technology.

     Because patent applications in the United States are not publicly disclosed until the relevant patent is issued, applications may have been filed, which, if issued as patents, could relate to our services and products as currently designed or as we may modify them in the future to meet the market's requirements.

     Our policy is to enter into confidentiality, technology ownership and/or license agreements, as applicable, with our technical employees as well as with distributors and customers, and to limit access to and distribution of our software, documentation and other proprietary information. Our products are shipped with a software security lock that is intended to limit software access to authorized users. In addition, we do not license or release our source code, except in connection with source code escrow arrangements and applicable restricted source code license agreements for any source code appropriately released from escrow.

     Trade secret, copyright and trademark laws provide limited protection. These laws, in combination with the steps we take to protect our proprietary rights, may not adequately prevent misappropriation of those rights. Also, such protections do not preclude our competitors from independently developing products similar or superior to our products and technologies. In addition, effective protection of copyrights, trade secrets, trademarks, and other proprietary rights may be unavailable or limited in certain foreign countries. In furtherance of the development of our services or products, we may need to acquire licenses for intellectual property to avoid infringement of a third party's product. Such a license may not be available on commercially reasonable terms, if at all.

     Our failure or inability to protect our proprietary software technology or to obtain appropriate licenses could have a material adverse effect on our business, operating results or financial condition.

Possible acquisitions may disrupt our business.

     In the normal course of our business, we evaluate potential acquisitions of businesses, products and technologies that could complement or expand our business. In connection with any acquisition we do not know whether:

     --   we  will  be  able  to   successfully   negotiate  the  terms  of  the
          acquisition;

     --   we will be able to successfully finance the acquisition;

     -- we will be able to successfully integrate an acquired business, product or technology into our existing business or products in order to fully benefit from an acquisition; or

     -- we will be able to retain key personnel previously associated with the acquired businesses.

     Negotiating potential acquisitions and integrating acquired businesses could divert management's time and resources. In addition, completing future mergers or acquisitions, we may issue a significant number of shares of common stock or incur significant additional indebtedness, which could dilute our earnings or the book value per share of our common stock.

Changes in technology may adversely affect our financial results.

     The markets for our products change rapidly because of technological innovation, changes in customer requirements, declining prices, and evolving industry standards, among other factors. New products and new technology often render existing information services or technology infrastructure obsolete, excessively costly, or otherwise unmarketable. As a result, our success depends on our ability to timely innovate and integrate new technologies into our current products and to develop new products. We cannot guarantee that we will successfully integrate new technologies into our products or develop new products in a timely manner.

     Advances in technology also require us to commit substantial resources to acquiring and applying new technologies for use in our operations. We must continually commit resources to train our personnel to use these new technologies and maintain the compatibility of existing software systems with these new technologies. We cannot be sure that we will be able to continue to commit the resources necessary to refresh our technology infrastructure at the rate demanded by our markets.

Our certificate of incorporation and bylaws include antitakeover provisions which may deter or prevent a takeover attempt.

     Some provisions of our certificate of incorporation and bylaws and provisions of New York law may discourage takeover attempts and hinder a merger, tender offer or proxy contest targeting us, including transactions in which stockholders might receive a premium for their shares. This may limit your ability as a stockholder to approve a transaction that you may think is in your best interest. These provisions include:

     -- Classified Board of Directors. Our certificate of incorporation provides for a board which is divided into three classes so not all of the directors are subject to election at the same time. As a result, someone who wishes to take control of our company by electing a majority of the board of directors must do so over a two year period.

     -- Employment Contracts. The employment agreements between us and each of Walter M. Groteke, Walter R. Groteke and Peter C. Castle provide that in the event there is a change in control of NetWolves, the employee has the option, to terminate his employment agreement. Upon such termination, each employee has the right to receive a lump sum payment equal to his compensation, including any incentive payment, for the remainder of the term of his contract.

     -- New York anti-takeover statute. New York law restricts business combinations with stockholders who acquire 15% or more of a company's common stock without the consent of the company's board of directors.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we have filed with the Securities and Exchange Commission which we have referenced under "Where You Can Find More Information About Us" on page 10 contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our judgment regarding future events. Although we would not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which we are not aware. We urge you to consider the risks and uncertainties discussed under "Risk Factors" and elsewhere in this prospectus and in the other documents filed with the Commission in evaluating our forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances after the date of this prospectus. We generally identify forward-looking statements with the words "believe", "intend," "plan," "expect," "anticipate," "estimate," "will," "should" and similar expressions.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds of this offering.

                           PRICE RANGE OF COMMON STOCK

     Our common stock has been traded on the Nasdaq SmallCap Market under the symbol "WOLV." since April 2000. The following table sets forth, for the calendar periods indicated, the high and low closing sales prices of our common stock as reported by the Nasdaq SmallCap Market.


                                             High            Low
                                             ----            ---
Fiscal 2001
     First Quarter                          $11.000         $4.625
     Second Quarter                           7.500          2.625
     Third Quarter                            6.000          2.969
     Fourth Quarter                           5.420          2.594

Fiscal 2002
     First Quarter                            3.800          1.890
     Second Quarter                           4.050          2.190
     Third Quarter                            4.150          2.000
     Fourth Quarter                           2.450          1.120

Fiscal 2003

     First Quarter                            1.650          1.100
     Second Quarter (through
        October 21, 2002)                     1.100           .640

     As of October 21, 2002, there were approximately 154 holders of record of the common stock. On October 21, 2002, the closing sales price of our common stock was $.69 per share.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not presently intend to do so. Future dividend policy will be determined by our Board of Directors on the basis of our earnings, capital requirements, financial condition and other factors deemed relevant.


                           ABOUT NETWOLVES CORPORATION

Overview

     We design, develop, manufacture and sell Internet infrastructure security platforms, coupled with network based management services, designed to significantly reduce the upfront and ongoing costs associated with small, medium and remote offices' global internet access. We were founded in order to leverage the rapid progression of technology, removing barriers of entry for organizations desiring to attain the benefits and flexibility a public network enterprise offers. Our patent pending system technology enables organizations to obtain their short, middle and long term IT and e-business initiatives through the deployment of our plug 'n' play perimeter office security platform, coupled with our secure remote monitoring and management, or SRM2 TM, system. Additionally, our advanced, centralized, reporting module offers the ability for corporate executives to view, via the Internet, statistical and performance metrics in real time.

     Our products and services offer complete system solutions to organizations needing cost effective network security (such as firewall, routing, intrusion detection, content filtering, email, intranet, and FTP) complete with advanced integrated hardware, a user-friendly interface, and internet-based expansion capabilities. As companies combine data and communications to reduce costs, we provided cost-effective, value-added expansion technologies such as virtual private networking, or VPN, a process used to allow secure data transmissions on a local area network, a wide area network, or to secure wireless network connections. This feature affords the user virtually all the benefits of lease-line service without the attendant recurring costs.

     We differentiate ourselves from our competitors primarily through our proprietary patent pending technology, which provides centralized remote monitoring and management facilities. While other, more labor- intensive management systems currently exist, such systems require an inbound administrative port to provide remote monitoring and management. Most Fortune 1000 companies are unwilling to take the risk of opening up an inbound administrative port while having their entire enterprise on a public broadband format. "Hackers", using simple port scanning tools, can easily locate these administrative inbound ports. SRM2 TM has the ability to monitor thousands of locations concurrently without opening an administrative inbound port and allows the secure, remote management and monitoring of multiple all-in-one gateway servers located worldwide. This monitoring can be performed in real-time, and from one or numerous central sites. This technology also allows a network administrator to create a configuration template with all the configuration information and changes required for all-in-one units. This template can be applied to each unit, all via a secure configuration mechanism from the central monitoring location, without compromising network security.

     Our "edge of the network" security platforms and centralized management and monitoring systems are designed for our customers' present and future needs. Our initial target markets are the end users in small and mid-size businesses and large organizations with satellite offices. Larger end users, to whom the product is marketed, are companies with multi-state locations, government agencies and educational markets. Our products are designed to service numerous markets, including financial, medical, legal, travel, entertainment, hotel, education, government, auto and petroleum industries. Our strategy is to establish our SRM2 TM technology as the standard for enterprise-wide secure network connectivity worldwide. To achieve our objectives, we seek to form relationships with leading companies in their respective areas to deliver application- specific Internet solutions.

                               RECENT ACQUISITION

     On July 9, 2002, through our wholly owned subsidiary, NetWolves Acquisitions, Inc., we acquired all of the outstanding capital stock of Norstan Network Services, Inc. pursuant to a Stock Purchase Agreement dated as of January 30, 2002, as amended, among Norstan, Inc. ("Seller") and Norstan Network Services, Inc., both Minnesota corporations, NetWolves Corporation, a New York corporation, and NetWolves Acquisitions, Inc., a Delaware corporation. We paid to Seller $7,500,000, $3,750,000 of which was paid in cash on or prior to closing and $3,750,000 is payable under the term of a non-interest bearing promissory note due July 9, 2003. The purchase price was determined through arms' length negotiations. The $3,750,000 in cash paid by us to Seller was primarily obtained through equity financing and to a lesser extent from working capital. Norstan Networks Services, Inc. is a provider of multiple source long-distance telephone services and related consulting and professional services.

                              SELLING STOCKHOLDERS

     The following table sets forth the ownership of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders, and the number of shares which may be offered for resale pursuant to this prospectus. None of the selling stockholders has had any position, office or other material relationship with us or our predecessors or affiliates within the past three years. The information included below is based upon information provided by the selling stockholders. Because the selling stockholders may offer all, some or none of their shares, the "After Offering" column of the table assumes the sale of all of their shares; however, we do not know that this will actually occur.

                                             Number of Shares Owned
    Selling Stockholder                Before Offering        After Offering
    -------------------                ---------------        --------------
Pequot Partners Fund, L.P.(1)              580,000                   0
Pequot International Fund, Inc.(1)         620,000                   0
Credit Suisse Warburg Pincus             1,000,000                   0
Whiffletree Partners, L.P.                 500,000                   0
                                         ---------                   -
Total Shares                             2,700,000                   0
                                         =========                   =

(1) Pequot Capital Management, Inc., holds voting and investment control over the shares held by Pequot Partners Fund, L.P. and Pequot International
     Fund, Inc. Arthur J. Samberg and Kevin O'Brien are the executive officers and directors of Pequot Capital Management, Inc. Mr. Samberg is the controlling stockholder of Pequot Capital Management, Inc.

                              PLAN OF DISTRIBUTION

     Our shares are traded on the Nasdaq SmallCap National Market under the symbol WOLV. The shares may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the selling stockholders may be effected in one or more transactions that may take place on the Nasdaq SmallCap Market, including ordinary brokers' transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of the shares as principals, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with such sales of securities.

     At the time a particular offer of securities is made by or on behalf of the selling stockholders, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York.

                                     EXPERTS

     The consolidated financial statements of NetWolves Corporation and subsidiaries at June 30, 2002, and for the year then ending, incorporated by reference herein and in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, and at June 30, 2001 and June 30, 2000, by Arthur Andersen LLP and Eisner LLP, independent auditors, respectively, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C., 20549, and at the SEC's public reference rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's Website at "http://www.sec.gov."

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information about us and the shares, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain a copy of the registration statement, or any of our other filings with the SEC, from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference are:

     -- Our annual report on Form 10-K for our fiscal year ended June 30, 2002;

     --   Our proxy statement filed on June 3, 2002;

     -- Our reports on Form 8-K dated July 9, 2002, July 9, 2002 and July 16, 2002;

     --   Our report on Form 8-K/A dated July 9, 2002; and

     -- The description of our common stock contained in the registration statement on Form 10-12G (File No. 000-25831), including all amendments or reports filed for the purpose of updating such description.

     We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until the particular offering is completed or after the date of the initial registration statement and prior to the effectiveness of the registration statement:

     --   Reports filed under Section 13(a) and (c) of the Exchange Act;

     -- Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     --   Any reports filed under Section 15 of the Exchange Act.

     You may request a copy of these filings at no cost, by writing or telephoning our secretary at the following address:

                 NetWolves Corporation
                 4002 Eisenhower Boulevard
                 Suite 101
                 Tampa, Florida  33634
                 (813) 286-8644

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution


SEC Registration Fee. . . . . . . . . . . . . . . . .$    167
Accounting Fees and Expenses. . . . . . . . . . . . .   5,000
Legal Fees and Expenses . . . . . . . . . . . . . . .   5,000
Miscellaneous . . . . . . . . . . . . . . . . . . . .   9,833
                                                     --------
Total . . . . . . . . . . . . . . . . . . . . . . . .$ 20,000
                                                     ========


Item 15.  Indemnification of Directors and Officers

     Under provisions of the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the Business Corporation Law of New York.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgements, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The Company and its officers and directors of the Company are covered by officers and directors liability insurance. The policy coverage is $5,000,000, which includes reimbursement for costs and fees. There is a maximum deductible under the policy of $3,000 for each claim. The Company has entered into Indemnification Agreements with certain of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 16.   Exhibits

     3.1 Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002).

     4.1  Specimen  Common  Stock  Certificate  (Incorporated  by  reference  to
          Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, File No. 333-46689)

     5    Opinion of Blau, Kramer, Wactlar & Lieberman, P.C. *

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Arthur Andersen, LLP **

     23.3 Consent of Eisner LLP

     23.4 Consent  of Blau,  Kramer,  Wactlar &  Lieberman,  P.C.  (included  in
          Exhibit 5 hereof)

     24   Powers of Attorney (included in the signature pages hereof)

________

*    To be filed by amendment
** Pursuant to Rule 437a promulgated under the Securities Act of 1933, as amended, no consent is filed herewith.


Item 17.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report to security holders that is specifically incorporated by reference in the prospectus and to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bohemia, New York on the 21st day of October, 2002.

                                   NetWolves Corporation

                                   By: /s/ Walter M. Groteke
                                       ------------------------------------
                                       Walter M. Groteke
                                       Chairman of the Board, President and
                                       Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on October 21, 2002 by the following persons in the capacities indicated. Each person whose signature appears below also constitutes and appoints Walter M. Groteke and Peter C. Castle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Signature                                 Title
      ---------                                 -----

/s/ Walter M. Groteke
--------------------------
Walter M. Groteke                   Chairman of the Board, President and
                                    Chief Executive Officer

/s/ Walter R. Groteke
--------------------------
Walter R. Groteke                   Vice President - Sales and Marketing
                                    and Director

/s/ Peter C. Castle
--------------------------
Peter C. Castle                     Secretary and Treasurer
                                    (Principal Financial Officer and Principal
                                    Accounting Officer)

/s/ Myron Levy
--------------------------
Myron Levy                          Director